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                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-72192, 333-58510, 333-55828, 333-54886,
333-48582, 333-46252, 333-84545, 333-89170 and 333-89172) and on Form S-3 (Nos.
333-107963, 333-72746, 333-61410 and 333-80419) of Homestore, Inc. of our
report dated March 25, 2003, except as to Notes 13 and 21, as to which the date is August 12, 2003, relating to the financial statements which appear in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 25, 2003 relating to the financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
March 12, 2004